TIDAL TRUST II 485BPOS

Exhibit 99(h)(i)(25)

TWENTy-FOURTH AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS TWENTY-FOURTH AMENDMENT effective as of February 6, 2025, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of July 5, 2022, as amended, is entered into by and between Tidal Trust II, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to:

Add the following funds:

●	STKd 100% COIN & 100% NVDA ETF

●	STKd 100% NVDA & 100% MSTR ETF

●	STKd 100% MSTR & 100% COIN ETF

●	STKd 100% COIN & 100% HOOD ETF

●	STKd 100% NVDA & 100% AMD ETF

●	STKd 100% TSLA & 100% MSTR ETF

●	STKd 100% TSLA & 100% NVDA ETF

●	STKd 100% SMCI & 100% NVDA ETF

●	STKd 100% UBER & 100% TSLA ETF

●	STKd 100% META & 100% AMZN ETF

●	YieldMaxTM MSTR Short Option Income Strategy ETF

●	YieldMaxTM AMD Short Option Income Strategy ETF

●	YieldMaxTM AMZN Short Option Income Strategy ETF

●	YieldMaxTM MARA Short Option Income Strategy ETF

●	YieldMaxTM Bitcoin Short Option Income Strategy ETF

●	YieldMaxTM META Short Option Income Strategy ETF

●	YieldMaxTM SMCI Short Option Income Strategy ETF

●	Defiance Leveraged Long MSTR ETF

●	Defiance Leveraged Long + Income MSTR ETF

●	Defiance Daily Target 2X Long HIMS ETF

●	Defiance Daily Target 2X Long IONQ ETF

●	Defiance Daily Target 2X Long RKLB ETF

●	Defiance Daily Target 2X Long CVNA ETF

●	Defiance Daily Target 2X Long HOOD ETF

●	Defiance Daily Target 2X Long VST ETF

●	Defiance Daily Target 2X Long JPM ETF

●	Defiance Daily Target 2X Long PENN ETF

●	Defiance Daily Target 2X Long SOUN ETF

●	Defiance Daily Target 2X Long MRVL ETF

●	Defiance Daily Target 2X Long RGTI ETF

●	Defiance Daily Target 2X Short RIOT ETF

●	Defiance Daily Target 2X Short SMCI ETF

●	Defiance Daily Target 2X Short LLY ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST II		TIDAL ETF SERVICES LLC

On behalf of each series listed on Amended Exhibit A attached hereto

By:	/s/ Lissa M. Richter	By:	/s/ Eric Falkeis
Name:	Lissa M. Richter	Name:	Eric Falkeis
Title:	Secretary	Title:	Principal Executive Officer

Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

Carbon Collective Short Duration Green Bond ETF

YieldMax™ Innovation Income Strategy ETF

YieldMax™ KWEB Option Income Strategy ETF

YieldMax™ Gold Miners Option Income Strategy ETF

YieldMax™ XBI Option Income Strategy ETF

YieldMax™ TLT Option Income Strategy ETF

YieldMax™ AAPL Option Income Strategy ETF

YieldMax™ AMZN Option Income Strategy ETF

YieldMax™ BRK.B Option Income Strategy ETF

YieldMax™ COIN Option Income Strategy ETF

YieldMax™ META Option Income Strategy ETF

YieldMax™ GOOG Option Income Strategy ETF

YieldMax™ NFLX Option Income Strategy ETF

YieldMax™ NVDA Option Income Strategy ETF

YieldMax™ SQ Option Income Strategy ETF

YieldMax™ TSLA Option Income Strategy ETF

YieldMax™ MSTR Option Income Strategy ETF

YieldMax™ ABNB Option Income Strategy ETF

YieldMax™ AMD Option Income Strategy ETF

YieldMax™ MRNA Option Income Strategy ETF

YieldMax™ PYPL Option Income Strategy ETF

YieldMax™ DIS Option Income Strategy ETF

YieldMax™ JPM Option Income Strategy ETF

YieldMax™ MSFT Option Income Strategy ETF

YieldMax™ XOM Option Income Strategy ETF

YieldMax™ AI Option Income Strategy ETF

YieldMax™ ROKU Option Income Strategy ETF

YieldMax™ SNOW Option Income Strategy ETF

YieldMax™ ZM Option Income Strategy ETF

YieldMax™ ADBE Option Income Strategy ETF

YieldMax™ NKE Option Income Strategy ETF

YieldMax™ ORCL Option Income Strategy ETF

YieldMax™ INTC Option Income Strategy ETF

YieldMax™ BIIB Option Income Strategy ETF

YieldMax™ BA Option Income Strategy ETF

YieldMax™ TGT Option Income Strategy ETF

YieldMax™ Universe Fund of Option Income ETFs

YieldMax™ Magnificent 7 Fund of Option Income ETFs

YieldMax™ Short TSLA Option Income Strategy ETF

YieldMax™ Short Innovation Option Income Strategy ETF

YieldMax™ Short NVDA Option Income Strategy ETF

YieldMax™ Short COIN Option Income Strategy ETF

YieldMax™ Short AAPL Option Income Strategy ETF

YieldMax™ Short N100 Option Income Strategy ETF

YieldMaxTM Bitcoin Option Income Strategy ETF

YieldMaxTM BABA Option Income Strategy ETF

YieldMaxTM CVNA Option Income Strategy ETF

YieldMaxTM DKNG Option Income Strategy ETF

YieldMaxTM HOOD Option Income Strategy ETF

YieldMaxTM JD Option Income Strategy ETF

YieldMaxTM MARA Option Income Strategy ETF

YieldMaxTM PDD Option Income Strategy ETF

YieldMaxTM PLTR Option Income Strategy ETF

YieldMaxTM RBLX Option Income Strategy ETF

YieldMaxTM SHOP Option Income Strategy ETF

YieldMaxTM SMCI Option Income Strategy ETF

YieldMaxTM TSM Option Income Strategy ETF

YieldMaxTM Ether Option Income Strategy ETF

YieldMaxTM Target 12TM Semiconductor Option Income ETF

YieldMaxTM Target 12TM Biotech & Pharma Option Income ETF

YieldMaxTM Target 12TM Energy Option Income ETF

YieldMaxTM Target 12TM Real Estate Option Income ETF

YieldMaxTM Target 12TM Tech & Innovation Option Income ETF

YieldMaxTM Target 12TM Big 50 Option Income ETF

YieldMax™ Dorsey Wright Hybrid 5 Income ETF

YieldMax™ Dorsey Wright Featured 5 Income ETF

YieldMax™ AI & Tech Portfolio Option Income ETF

YieldMax™ Crypto Industry & Tech Portfolio Option Income ETF

YieldMax™ China Portfolio Option Income ETF

YieldMax™ Semiconductor Portfolio Option Income ETF

YieldMax™ Biotech & Pharma Portfolio Option Income ETF

YieldMaxTM Ultra Short Option Income Strategy ETF

YieldMax™ Nasdaq 100 0DTE Covered Call Strategy ETF

YieldMax™ S&P 500 0DTE Covered Call Strategy ETF

YieldMax™ Russell 2000 0DTE Covered Call Strategy ETF

YieldMaxTM MSTR Short Option Income Strategy ETF

YieldMaxTM AMD Short Option Income Strategy ETF

YieldMaxTM AMZN Short Option Income Strategy ETF

YieldMaxTM MARA Short Option Income Strategy ETF

YieldMaxTM Bitcoin Short Option Income Strategy ETF

YieldMaxTM META Short Option Income Strategy ETF

YieldMaxTM SMCI Short Option Income Strategy ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

The Meet Kevin Moderate ETF

Nicholas Fixed Income Alternative ETF

Nicholas Global Equity and Income ETF

Pinnacle Focused Opportunities ETF

Return Stacked® Bonds & Managed Futures ETF

Return Stacked® Global Stocks & Bonds ETF

Return Stacked® U.S. Stocks & Managed Futures ETF

Return Stacked® Bonds & Futures Yield ETF

Return Stacked® U.S. Stocks & Futures Yield ETF

Return Stacked® Bonds & Merger Arbitrage ETF

DGA Core Plus Absolute Return ETF

Tactical Advantage ETF

Roundhill Generative AI & Technology ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

Blueprint Chesapeake Multi-Asset Trend ETF

Grizzle Growth ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Defiance Nasdaq 100 Enhanced Options Income ETF

Defiance S&P 500 Enhanced Options Income ETF

Defiance R2000 Enhanced Options Income ETF

Defiance Treasury Alternative Yield ETF

Defiance Developed Markets Enhanced Options Income ETF

Defiance Emerging Markets Enhanced Options Income ETF

Defiance Nasdaq 100 Target Income ETF

Defiance S&P 500 Target Income ETF

Defiance R2000 Target Income ETF

Defiance Gold Enhanced Options Income ETF

Defiance Silver Enhanced Options Income ETF

Defiance Oil Enhanced Options Income ETF

Defiance Treasury Enhanced Options Income ETF

Defiance Daily Target 2X Short MSTR ETF

Defiance Daily Target 2X Long RIOT ETF

Defiance Daily Target 2X Long Copper ETF

Defiance Daily Target 2X Long China Dragons ETF

Defiance Daily Target 2X Long LLY ETF

Defiance Daily Target 2X Long MSTR ETF

Defiance Daily Target 2X Long NVO ETF

Defiance Daily Target 2X Long AVGO ETF

Defiance Daily Target 2X Long SMCI ETF

Defiance Daily Target 2X Long Solar ETF

Defiance Daily Target 2X Long Uranium ETF

Defiance Large Cap ex-Mag 7 ETF

Defiance Daily Target 2X Long SOFI ETF

Defiance Daily Target 2X Long AMAT ETF

Defiance Daily Target 2X Long GOLD ETF

Defiance Daily Target 2X Long ORCL ETF

Defiance Daily Target 2X Long FSLR ETF

Defiance Daily Target 2X Long DKNG ETF

Defiance Hot Sauce 2X Strategy ETF

Defiance AI & Power Infrastructure ETF

Defiance Leveraged Long MSTR ETF

Defiance Leveraged Long + Income MSTR ETF

Defiance Daily Target 2X Long HIMS ETF

Defiance Daily Target 2X Long IONQ ETF

Defiance Daily Target 2X Long RKLB ETF

Defiance Daily Target 2X Long CVNA ETF

Defiance Daily Target 2X Long HOOD ETF

Defiance Daily Target 2X Long VST ETF

Defiance Daily Target 2X Long JPM ETF

Defiance Daily Target 2X Long PENN ETF

Defiance Daily Target 2X Long SOUN ETF

Defiance Daily Target 2X Long MRVL ETF

Defiance Daily Target 2X Long RGTI ETF

Defiance Daily Target 2X Short RIOT ETF

Defiance Daily Target 2X Short SMCI ETF

Defiance Daily Target 2X Short LLY ETF

CoreValues Alpha Greater China Growth ETF

Hilton Small-MidCap Opportunity ETF

Quantify Absolute Income ETF

STKD Bitcoin & Gold ETF

STKd 100% COIN & 100% NVDA ETF

STKd 100% NVDA & 100% MSTR ETF

STKd 100% MSTR & 100% COIN ETF

STKd 100% COIN & 100% HOOD ETF

STKd 100% NVDA & 100% AMD ETF

STKd 100% TSLA & 100% MSTR ETF

STKd 100% TSLA & 100% NVDA ETF

STKd 100% SMCI & 100% NVDA ETF

STKd 100% UBER & 100% TSLA ETF

STKd 100% META & 100% AMZN ETF

iREIT® - MarketVector Quality REIT Index ETF

Even Herd Long Short ETF

Peerless Option Income Wheel ETF

Clockwise Core Equity & Innovation ETF

Cambria Chesapeake Pure Trend ETF

Octane All-Cap Value Energy ETF